Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-199728, 333-199731, and 333-214233 on Form S-8 of our report dated August 29, 2017, relating to the consolidated financial statements and financial statement schedule of Kimball Electronics, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Kimball Electronics, Inc. and subsidiaries for the year ended June 30, 2017.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
August 29, 2017